UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):	June 9, 2006

Hecla Mining Company

(Exact Name of Registrant as Specified in Its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

1-8491	82-0126240
(Commission File Number)	(IRS Employer Identification No.)

6500 North Mineral Drive, Suite 200 Coeur d’Alene, Idaho	83815-9408
(Address of Principal Executive Offices)	(Zip Code)

(208) 769-4100

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14-d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01   Entry into a Material Definitive Agreement

On June 9, 2006, the Compensation Committee of the Board of Directors of Hecla Mining Company (the “Company”) approved an offshore service premium of $24,000 for Michael H. Callahan, Vice President – Corporate Development, in addition to Mr. Callahan’s current salary, effective June 16, 2006. In addition to Mr. Callahan’s business development activities with the Company, he will assume the title of President of the Company’s Venezuelan subsidiary, Minera Hecla Venezolana, C.A. for approximately one year. The Compensation Committee also approved a grant of 6,000 shares of the Company’s common stock to be issued to Mr. Callahan immediately under the terms of the Company’s 1995 Stock Incentive Plan, as well as 20,000 stock options from the Company’s 1995 Stock Incentive Plan.

Item 9.01   Financial Statements and Exhibits

(c)	Exhibits
10.1

Hecla Mining Company 1995 Stock Incentive Plan, as amended. Filed as exhibit 10.2(b) to the Company’s Annual Report on Form 10-K for the year ended December 31, 2004 (File No. 1-8491), and filed on March 16, 2005, incorporated by reference herein. (1)

____________________________

(1)	Indicates a management contract or compensatory plan or arrangement.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HECLA MINING COMPANY
By:	/s/ Philip C. Wolf
Name: Philip C. Wolf Title: Vice President – General Counsel

Dated:   June 14, 2006